UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 15, 2009 (October 8, 2009)

 LANTRONIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15353 Barranca Parkway
Irvine, California 92618
(Address of principal executive offices, including zip code)

(949) 453-3990
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 8, 2009, Lantronix (the "Company") received a Nasdaq staff determination letter notifying the Company that it has not complied with Nasdaq Listing Rule 5550(a)(2) (the “Rule”).  The Company had initially been notified on December 26, 2007 that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive business days.

In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until June 23, 2008, to regain compliance with the Rule. On June 25, 2008, because the Company met Nasdaq Listing Rule 5505 (except the bid price), the Company was given an additional 180 calendar day compliance period through December 22, 2008. Thereafter Nasdaq suspended the enforcement of the bid price requirement through July 31, 2009. The remaining 66 days, which the Company had to regain compliance, expired on October 7, 2009 and because the Company has not regained compliance, the Nasdaq Staff has determined to delist the Company's securities from the Capital Market.

The Company was advised by Nasdaq that the Company may appeal the Nasdaq Staff's determinations to a Nasdaq Hearings Panel (the "Panel"), pursuant to the procedures set forth in the NASDAQ Marketplace Rule 5800 Series. The Company was advised that in connection with any such appeal, it would be asked to provide a plan to regain compliance to the Panel. Historically, the Panels have generally viewed a reverse stock split in 30 to 60 days as the only definitive plan acceptable to resolve a bid price deficiency, although recently the Panel has been empowered to allow up to 180 days, if the Panel deems appropriate. A hearing request will stay the suspension of the Company's securities and the filing of the Form 25-NSE pending the Panel's decision, if received by October 15, 2009 prior to 4:00 pm Eastern Time.

The Company intends to appeal the determination to the Panel.  We note that on October 8, 2009, the Company filed a definitive proxy statement that included a stockholder proposal requesting authorization for a reverse stock split. The Company's annual meeting is scheduled to be held on November 18, 2009.

Although the Company plans to appeal the determination, if for any reason the Company did not appeal the Nasdaq Staff's determination to the Panel, the Company's securities would not be immediately eligible to trade on the OTC Bulletin Board or in the "Pink Sheets." The securities may become eligible if a market maker makes application to register in and quote the security in accordance with SEC Rule 15c2-11, and such application (a "Form 211") is cleared. Only a market maker, not the Company, may file a Form 211. Pursuant to FINRA Marketplace Rules 6530 and 6540, a Form 211 cannot be cleared if the issuer is not current in its filing obligations. The Company filings are current.

On October 14, 2009, the Company issued a press release announcing the receipt of the Nasdaq staff determination letter, a copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2009	LANTRONIX, INC., a Delaware corporation

By:	/s/ Reagan Y. Sakai
Reagan Y. Sakai Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 14, 2009, announcing the receipt of the Nasdaq staff determination letter.